MANAGEMENT CONSULTING AGREEMENT

THIS AGREEMENT is entered into as of the 13th day of January, 2015 by and between CELL MEDX CORP., a Nevada corporation (the “Company”), and DR. JOHN SANDERSON, MD, individual (the “Consultant”).

WHEREAS the Company wishes to engage the Consultant as,  and the Consultant wishes to act, as an independent consultant to act as the Company’s Chief Medical Officer on the terms and subject to the conditions set forth in this Agreement,

THIS AGREEMENT WITNESSES THAT in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.	CONSULTING SERVICES

1.1 The Company hereby engages the Consultant to provide the Consulting Services to the Company in accordance with the terms and conditions set forth in this Agreement, and the Consultant hereby accepts such engagement.

1.2 Position & Responsibilities.  The Consultant agrees to act as the Chief Medical Officer of the Company, reporting directly to the Company’s board of directors (the “Board”), and to perform the following services and undertake the following responsibilities and duties to the Company, as consulting services, subject to the supervision and control of the Board (the "Consulting Services"):

(a)	Designing and overseeing all aspects of medical clinical trials relating to the Company’s technologies;

(b)	Overseeing all aspects of the Company’s medical research and development activities;

(c)
Performing such other duties and observing such instructions as may be reasonably assigned from time to time by or on behalf of the Board consistent with the Consultant’s role as Chief Medical Officer.

1.3 Time Allotted to Services.  During the term of this Agreement, Consultant will devote minimum 20 hours per week and his best efforts to the performance of his duties hereunder and will not engage in any other business, profession, or occupation for compensation or otherwise that would conflict or interfere with the ability of the Consultant to perform his duties hereunder, either directly or indirectly, without the prior written consent of the Board. The Company acknowledges that the Consultant currently has obligations with Cellese Inc. as CEO and member of Cellese Inc’s board of directors and will continue to act in that capacity for the foreseeable future. Subject to the prior approval of the Board, Consultant shall be permitted to accept appointment to or may continue to serve on any board of directors or trustees of any business corporation or any charitable or not-for-profit organization or from managing his personal, financial and legal affairs; provided, in each case, and in the aggregate, that such activities do not conflict or interfere with the performance of Consultant’s duties or require an amount of time that would reduce those hours to be dedicated to the Company hereunder in any material respect.

1.4 The Consultant will, at all times, be an independent contractor and the Consultant will not be deemed to be an employee of the Company.  The Consultant shall be responsible for all taxes or deductions as required to by remitted in the Consultant’s country of domicile.

2.	CONSULTING FEE, OPTIONS AND REIMBURSEMENT OF EXPENSES

2.1 During the Term (as defined below), and in consideration of the Consulting Services provided by the Consultant, the Company shall pay the Consultant a consulting fee equal to $10,000 USD per month (the "Base Consulting Fee"), payable in arrears on the last day of each calendar month during the Term, beginning on January 31, 2015.

2.2 In addition to the Base Consulting Fee and the Signing Bonus, as compensation for services performed by the Consultant between November 10, 2014 and December 31, 2014, following the Consultant’s appointment as Chairman of the Advisory Board, and encompassing those functions enumerated in Section 1.2, the Company shall pay to the Consultant the sum of  $10,000 USD upon the execution of this Agreement by each of the parties hereto.

2.3 In addition to the Base Consulting Fee, the Company shall pay to the Consultant a signing bonus equal to  $10,000 USD upon the execution of this Agreement by each of the parties hereto (the “Signing Bonus”).

2.4 In addition to the Base Consulting Fee and the Signing Bonus, the Company shall, upon execution of this Agreement by each of the parties hereto, issue to the Consultant non-transferrable options to purchase up to 2,400,000 shares of the Company’s common stock, par value $0.001 per share, (the “Common Stock”), at an initial exercise price of $0.67 per share (the “Company Options”), which Company Options shall be evidenced by, and be subject to the terms and conditions set forth in, that form of option agreement to be entered into by the Company and the Consultant attached as Exhibit “A” hereto (the “Option Agreement”).

2.5 In addition to paying the Base Consulting Fee, the Signing Bonus and issuing the Company Options to the Consultant, upon the submission of proper vouchers and other authorizations in accordance with the Company’s expense and reimbursement policies and procedures as may exist from time to time, the Company will reimburse the Consultant for all normal and reasonable travel and other specific expenses incurred by the Consultant during the Term and in connection with the performance by the Consultant of the Consulting Services (“Reimbursable Expenses”).

3.	TERM OF SERVICES

3.1 The Consultant shall provide the Consulting Services to the Company for a term (the “Term”) beginning on the date of this Agreement and continuing until the close of business on December 31, 2017 (the “Scheduled Termination Date”) or the Early Termination Date, whichever is earlier.  Notwithstanding the forgoing, if, after the Scheduled Termination Date, the Consultant continues to act for the Company on a month-to-month basis as set forth in Section 3.4, the Term shall be deemed to extend to the last calendar day of the last month during which the Consultant so acts on a month-to-month basis.

3.2 This Agreement may be terminated by the Company at any time prior to the Scheduled Termination Date as follows:

(a)
Termination for Cause.  This Agreement may be terminated by the Company at any time during the Term for Cause upon delivery of written notice by the Company to the Consultant of such termination (a “Notice of Termination”).    If the Consultant is terminated for Cause pursuant to this Section 3.2(a), then the date of termination of the Consultant (the “Early Termination Date”) shall be deemed to be the date of delivery of the Notice of Termination by the Company to the Consultant.  Upon a termination for Cause, the Consultant shall be entitled to receive from the Company only:

(i) those amounts accrued and unpaid on account of the Signing Bonus and the Base Consulting Fee for each full calendar month ending prior to the  Early Termination Date;

(ii) the Base Consulting Fee for the calendar month including the Early Termination Date, pro rated based on the number of calendar days in that month up to and including the Early Termination Date; and

(iii) those amounts accrued and unpaid on account of any Reimbursable Expenses up to and including the Early Termination Date.

For purposes of this Agreement, “Cause” shall mean any of the following, whether occurring prior to, or on or after the date of this Agreement:  (1)  an intentional act of fraud, embezzlement, theft or any other material violation of law by the Consultant; (2)  grossly negligent or intentional damage to the Company’s reputation or assets caused by the Consultant; (3) grossly negligent or intentional disclosure by the Consultant of confidential information of the Company; (4) the willful and continued failure by the Consultant to substantially perform required duties for the Company (other than as a result of disability or death) for a period of 10 days after a written demand for substantial performance is delivered to the Consultant by the Company; (5) a material breach by the Consultant of any of his obligations under this Agreement continuing for a period of 10 days after a written demand for substantial performance is delivered to the Consultant by the Company; or (6) the willful engagement in illegal conduct, gross misconduct by the Consultant, or a clearly established violation by the Consultant of the Company’s written policies and procedures, which is demonstrably and materially injurious to the Company, monetarily or otherwise.

(b)
Termination Without Cause.  This Agreement may be terminated by the Company at any time during the Term for any reason other than Cause (a “Termination Without Cause”) upon delivery of a Notice of Termination.  If the Consultant is Terminated Without Cause pursuant to this Section 3.2(b), then the Early Termination Date shall be date of termination specified in the Notice of Termination or, if no date of termination is specified in the Notice of Termination, the date of delivery of the Notice of Termination by the Company to the Consultant.  Upon a termination for any reason other than Cause, the Consultant shall be entitled to receive from the Company only:

(i) those amounts accrued and unpaid on account of the Signing Bonus and the Base Consulting Fee for each full calendar month ending prior to the  Early Termination Date;

(ii) the Base Consulting Fee for the full calendar month including the Early Termination Date (calculated as if the Early Termination Date were the last calendar date of that month);

(iii) those amounts accrued and unpaid on account of any Reimbursable Expenses up to and including the Early Termination Date; and

(iv) if the Early Termination Date is on or after June 31, 2017, the remaining Base Consulting Fee that would have been payable to the Consultant had there been not Termination Without Cause, and, if the Early Termination Date is before June 31, 2017, the sum of $60,000 USD.

3.3    The Consultant may terminate this Agreement at any time prior to the Scheduled Termination Date for any reason whatsoever upon delivery of a Notice of Termination by the Consultant to the Company.  Upon a termination of this Agreement by the Consultant, the Early Termination Date shall be the date of termination specified in the Notice of Termination or, if no date of termination is specified, shall be the date that is 60 days after the date of delivery of the Notice of Termination by the Consultant to the Company.  Upon an early termination of this Agreement by the Consultant, the Consultant shall be entitled to receive from the Company only:

(i) those amounts accrued and unpaid on account of the Signing Bonus and the Base Consulting Fee for each full calendar month ending prior to the  Early Termination Date;

(ii) the Base Consulting Fee for the calendar month including the Early Termination Date, pro rated based on the number of calendar days in that month up to and including the Early Termination Date; and

(iii) those amounts accrued and unpaid on account of any Reimbursable Expenses up to and including the Early Termination Date.

3.4 Unless the parties otherwise agree in writing, following the Scheduled Termination Date, Consultant may continue to act for the Company, and the Company may continue to engage the Consultant, to provide the Consulting Services on a month-to-month basis, in which case, (A) if the engagement of the Consultant is terminated by the Company for Cause, the Consultant shall be entitled to those amounts set forth in Sections 3.2(a)(i) through 3.2(a)(iii); (B) if the engagement of the Consultant is terminated by the Company without Cause, the Consultant shall be entitled to those amounts set forth in Sections 3.2(b)(i) through 3.2(b)(iii) (but not 3.2(b)(iv)); and (C) if the engagement of the Consultant is terminated by the Consultant for any reason, the Consultant shall be entitled to those amounts set forth in Section 3.3.

4.	PROPRIETARY INFORMATION AND DEVELOPMENTS

4.1 Confidentiality/Company Property.  Consultant shall not, without the prior written consent of the Company, use, divulge, disclose or make accessible to any other person, firm, partnership, corporation or other entity, any “Confidential Information” (as defined below) except while engaged as a consultant of the Company hereunder, and in furtherance of the business of, and for the benefit of, the Company, or any “Personal Information” (as defined below).  Consultant may disclose such Confidential Information or Personal Information when required to do so by a court of competent jurisdiction, by any governmental agency having regulatory authority over the business of the Company and/or its affiliates, as the case may be, or by any administrative body or legislative body (including a committee thereof) with jurisdiction to order Consultant to divulge, disclose, or make accessible such information; provided further that in the event that Consultant is ordered by a court or other government agency to disclose any Confidential Information or Personal Information, Consultant shall (i) promptly notify the Company of such order, (ii) at the written request of the Company, diligently contest such order at the sole expense of the Company as expenses occur, and (iii) at the written request of the Company, seek to obtain, at the sole expense of the Company, such confidential treatment as may be available under applicable laws for any information disclosed under such order.

“Confidential Information” means non-public information concerning the financial data, strategic business plans, product development (or other proprietary product data), customer lists, marketing plans and other non-public, proprietary and confidential information relating to the business of the Company or its affiliates or customers, that, in any case, is not otherwise available to the public (other than by Consultant’s breach of the terms hereof), and (ii) “Personal Information” means any information concerning the personal, social or business activities of the officers or directors of the Company.  Upon termination of Consultant’s engagement as a consultant of the Company hereunder, Consultant shall return all Company property, including, without limitation, files, records, disks and any media containing Confidential Information or Personal Information.

4.2 Developments.  The company recognizes that the Executive has extensive experience in the industry in which the Company plans to engage in commercial activities, and that over the course of that career the Consultant has made numerous discoveries, inventions, ideas, designs, systems, methods, computer programs, algorithms, and applications some of which are patented and all of which sum to an expert knowledge base. Any new inventions, technology, formulas, designs, software, programs, algorithms, products, systems, applications, processes, procedures, methods and improvements and enhancements developed by Consultant alone or with others, made while carrying out the duties enumerated under Section 1.2, which directly relate to the research and development plan or any expressly proposed business of the Company of which Consultant has been made aware, or the products or services of the Company of which Consultant has been made aware, whether or not subject to patent, copyright or other protection and whether or not reduced to tangible form, at any time during the Term (“Developments”), shall be the sole and exclusive property of the Company.

Consultant agrees to, and hereby does, assign to the Company, without any further consideration, all of Consultant’s right, title and interest throughout the world in and to all such Developments.  Consultant agrees that all Developments that are copyrightable may constitute works made for hire under the copyright laws of the United States and, as such, acknowledges that the Company is the author of such Developments and owns all of the rights comprised in the copyright of such Developments and Consultant hereby assigns to the Company, without any further consideration, all of the rights comprised in the copyright and other proprietary rights Consultant may have in any such Development to the extent that it might not otherwise be considered a work made for hire.  Consultant shall make and maintain adequate and current written records of all Developments and shall disclose all Developments promptly, fully and in writing to the Company promptly after development of the same, and at any time upon request.

4.3 Ideas, Concepts, andUnrelated Developments.  Ideas or concepts derived from the Consultant’s existing knowledge and experience base that are presented or suggested for development but are not pursued by the Company as part of its business plan are not considered Developments of the Company.  Subject to Sections 4.1 and 4.4, Unrelated Developments shall not be deemed to be the property of the Company (or any its affiliates), and the Consultant shall have no obligations to the Company with respect to such Unrelated Developments.  “Unrelated Developments” means any patents, copyrights, trademarks, service marks, trade secrets, inventions, discoveries, creations, devices, designs, specifications, processes, techniques, methods, procedures, analysis, know-how or other proprietary rights conceived, developed, made or reduced to practice by or under the direction of the Consultant (either alone or jointly with others) (i) at any time during the Term that are not directly or indirectly arising from, related or connection with the properties, business, operations, opportunities or prospects of the Company (or any of its affiliates), and/or that have not been paid for by, or created at the direction of, the Company (or any of its affiliates), or (ii) at any time after the expiration of the Term.

4.4
Non-Solicitation / Non-Interference.  During the Term, Consultant shall not, directly or indirectly, acting as an employee, owner, shareholder, partner, member, joint venturer, contractor, advisor, representative, officer, director, agent, salesperson, consultant, service provider, advisor, investor or principal of any Person:

(a)
solicit, advise, provide or sell, directly or indirectly, any services or products of the same or similar nature to services or products of the Company to any client or prospective client of the Company in the Company Business.  For purposes of this Agreement the term “prospective client” shall mean any Person or group of associated Persons whose business the Company has solicited at any time from the date of this Agreement to the date that the Consultant ceases to act for the Company in any capacity whatsoever (the “Service Period”);

(b)
solicit, request or otherwise attempt to induce or influence, directly or indirectly, any present client, distributor or supplier, or prospective client, distributor or supplier, of the Company, or other Persons sharing a business relationship with the Company, to cancel, limit or postpone their business with the Company, or otherwise take action which might be to the disadvantage of the Company; or

(c)
hire or solicit for employment, directly or indirectly, or induce or actively attempt to influence, any employee, officer, director, agent, contractor or other business associate of (i) the Company or (ii) of any other Person, if such Person's primary responsibilities were related to the Company during the Service Period to terminate his or, her employment or discontinue such person's consultant, contractor or other business association with the Company or the Company’s  affiliates.

4.5 Scope of Restrictive Covenants.  In the event that any of the provisions of this Article 4 should ever be adjudicated to exceed the time, geographic, product or service and/or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed amended with respect to such jurisdiction to the maximum time, geographic, product or service and/or other limitations permitted by applicable law.  If the covenants of this Article 4 are determined to be wholly or partially unenforceable in any jurisdiction, such determination shall not be a bar to or in any way diminish the Company’s right to enforce such covenants in any other jurisdiction.

4.6 Injunctive Relief.  The Consultant acknowledges and agrees that in the event of a breach or threatened breach of the provisions of this Article 4, the Company may suffer irreparable harm and money damages alone would not afford the Company an adequate remedy and, therefore, the Company shall be entitled to obtain immediate injunctive relief, including, without limitation, a temporary restraining order and a preliminary and permanent injunction, in any court of competent jurisdiction (without being obligated to post a bond or other collateral) restraining the Consultant from such breach or threatened breach of the restrictive covenants contained in this Article 4.  Nothing in this Section shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including, without limitation, the recovery of monetary damages from the Consultant.

5.	PARTIES BENEFITED; ASSIGNMENTS

5.1 This Agreement shall be binding upon, and inure to the benefit of, the Consultant, his heirs and his personal representative or representatives, and upon the Company and its successors and assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned by the Consultant.

6.	NOTICES

6.1 Any notice required or permitted by this Agreement shall be in writing, sent by registered or certified mail, return receipt requested, or by overnight courier, addressed to the Board and the Company at its then principal office, or to the Consultant at the address set forth in the preamble, as the case may be, or to such other address or addresses as any party hereto may from time to time specify in writing for the purpose in a notice given to the other parties in compliance with this Section 6.  Notices shall be deemed given when delivered.

7.	GOVERNING LAW

7.1 This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada and each party hereto adjourns to the jurisdiction of the courts of the State of Nevada.

8.	REPRESENTATIONS AND WARRANTIES

8.1 The Consultant represents and warrants to the Company that (a) the Consultant is under no contractual or other restriction which is inconsistent with the execution of this Agreement, the performance of his duties hereunder or other rights of Company hereunder, and (b) the Consultant is under no physical or mental disability that would hinder the performance of his duties under this Agreement.

9.	MISCELLANEOUS

9.1 This Agreement contains the entire agreement of the parties relating to the subject matter hereof.

9.2 The provisions of Article 4 of this Agreement shall survive the termination of this Agreement to the extent specifically stated therein.

9.3 This Agreement supersedes any prior written or oral agreements or understandings between the parties relating to the subject matter hereof.

9.4 No modification or amendment of this Agreement shall be valid unless in writing and signed by or on behalf of the parties hereto.

9.5 A waiver of the breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any subsequent breach of the same or any other term or condition.

9.6 This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be held invalid or unenforceable, such invalidity and unenforceability shall not affect the remaining provisions hereof and the application of such provisions to other persons or circumstances, all of which shall be enforced to the greatest extent permitted by law.

9.7 The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

9.8 The Consultant acknowledges and agrees that O'Neill Law Corporation has acted solely as legal counsel for the Company and that the Consultant has been advised to obtain independent legal advice prior to execution of this Agreement.

9.9 This Agreement may be executed in one or more counter-parts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

CELL MEDX CORP.
a Nevada corporation by its authorized signatory:
DR. JOHN SANDERSON, MD

Name: Frank E. McEnulty
Title: Chief Executive Officer and Director

Exhibit A

FORM OF OPTION AGREEMENT

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT") OR ANY APPLICABLE STATE SECURITIES LAWS.  SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES ADMINISTRATION OR REGULATORY AUTHORITY.

NON-QUALIFIED STOCK OPTION AGREEMENT
OF
CELL MEDX CORP.
A Nevada Corporation

THIS AGREEMENT is made between CELL MEDX CORP., a Nevada corporation (hereinafter referred to as the "Company"), and DR. JOHN SANDERSON, MD of 9 Islandview, Irvine, CA, 92604 (hereinafter referred to as the “Optionee”), effective as of the 13th day of January, 2015 (the “Grant Date”).

1. Options Granted.  The Company hereby grants the Optionee non-qualified stock options (the “Options”) to purchase up to an aggregate of 2,400.000 shares of the Company’s common stock, par value $0.001 per share, exercisable at an initial exercise price of $0.67 per share (the “Exercise Price”), subject to adjustment as set forth in this Agreement, for a term commencing on the Grant Date and expiring at 5:00 pm (Pacific Time) on the Expiration Date, as hereinafter defined, provided that the right of the Optionee to exercise the Options is subject to:

(a)
compliance with the registration or prospectus requirements of the United States Securities Act of 1933, as amended (the “US Securities Act”), any applicable state securities laws and any applicable Canadian securities laws, or the availability of applicable exemptions from such registration or prospectus requirements; and

(b)	satisfaction of the vesting conditions set forth in Section 2 of this Agreement,

2. Vesting.  The Optionee’s right to exercise the Options granted by the Company under this Agreement are expressly subject to the following vesting conditions:

(a)	No Option may be exercised unless such Option has vested. The vesting of all Options shall be cumulative.

(b)
The Options granted to the Optionee under this Agreement shall vest and become exercisable in the following amounts on the following dates (such date of vesting being the “Vesting Date”) provided that the Optionee continues to act as a director, officer, employee or consultant of the Company or any Parent or Subsidiary of the Company in any capacity whatsoever on a continuous and uninterrupted basis from the Grant Date through to and including the particular Vesting Date set forth below:

Aggregate Number of Company Options to Vest	Vesting Date
200,000	March 31, 2015
200,000	June 30, 2015
200,000	September 30, 2015
200,000	December 31, 2015
200,000	March 31, 2016
200,000	June 30, 2016
200,000	September 30, 2016
200,000	December 31, 2016
200,000	March 31, 2017
200,000	June 30, 2017
200,000	September 30, 2017
200,000	December 31, 2017
2,400,000	Total

(c)
Notwithstanding any other provision in this Agreement to the contrary, all unvested options outstanding under this Agreement shall immediately vest and become exercisable upon a Change in Control.  For purposes of this Section 2(c), a “Change in Control” means any of the following events:

(i)
Approval by the stockholders of the Company of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power of the voting securities of the Company, the surviving entity or any parent thereof outstanding immediately after such merger or consolidation;

(ii)
Approval by the stockholders of the Company of (i) a plan of complete liquidation or dissolution of the company or (ii) a sale by the Company of all of its property and assets pursuant to Section 78.565 of the Nevada Revised Statutes (the “NRS”); or

(iii)
Any person or group of persons (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)) together with its affiliates, but excluding (i) the Company or any of its subsidiaries; (ii) any employee benefit plan of the Company or (iii) a corporation or other entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company (individually a “Person” and collectively, “Persons”) is or becomes, directly or indirectly, the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the Company’s then outstanding securities.

3. Term and Termination of Options.  The “Expiration Date” for the Options shall be determined as follows:

(a)
Unvested Options. The Expiration Date for any Options that have not vested and not become exercisable shall be the date that the Optionee no longer acts as a director, officer, employee or consultant of the Company or any Parent or Subsidiary of the Company in any capacity whatsoever.

(b)	Vested Options. The Expiration Date for any Options that have vested and have become exercisable shall be the earliest of the following dates:

(i)	The date that is fifth (5th) year anniversary of the particular Vesting Date for those Options;

(ii)
In the event that the Optionee no longer acts as a director, officer, employee or consultant of the Company or any Parent or Subsidiary of the Company in any capacity whatsoever, for any reason other than Cause (including, but not limited to, a voluntary resignation or refusal to stand for re-election by Optionee), then the date that is thirty (30) days after the date that the Optionee so ceases to act for the Company or any Parent or Subsidiary of the Company.

(iii)
In the event that the Optionee no longer acts as a director, officer, employee or consultant of the Company or any Parent or Subsidiary of the Company in any capacity whatsoever, as a result of a termination or removal of the Optionee for Cause, then the date that the Optionee so ceases to act for the Company or any Parent or Subsidiary of the Company.

(c)	For purposes of this Section 3:

(i)	“Parent” shall mean a “parent” of the Company as defined in Rule 405 of the US Securities Act;

(ii)	“Subsidiary” shall mean a “subsidiary” of the Company as defined in Rule 405 of the US Securities Act;

(iii)
“Cause” shall mean any of the following, whether occurring prior to, or on or after the date of this Agreement:  (1)  an intentional act of fraud, embezzlement, theft or any other material violation of law by the Optionee; (2)  grossly negligent or intentional damage to the Company’s reputation or assets caused by the Optionee; (3) grossly negligent or intentional disclosure by the Optionee of confidential information of the Company; (4) the willful and continued failure by the Optionee to substantially perform required duties for the Company (other than as a result of disability or death) for a period of 10 days after a written demand for substantial performance is delivered to the Optionee by the Company; (5) a material breach by the Optionee of any of his obligations under this Agreement continuing for a period of 10 days after a written demand for substantial performance is delivered to the Optionee by the Company; or (6) the willful engagement in illegal conduct, gross misconduct by the Optionee, or a clearly established violation by the Optionee of the Company’s written policies and procedures, which is demonstrably and materially injurious to the Company, monetarily or otherwise.

4. Method of Exercise.  To exercise any Options that have vested and become exercisable under this Agreement, the Optionee shall complete and execute the form of Notice of Exercise attached as Schedule A to this Agreement, or such other form of written notice acceptable to the Company, and shall deliver such notice to the Company at its principal place of business together with payment in full of the aggregate exercise price for such Options by check or other method of payment acceptable to the Company, at its sole discretion.

5. US Securities Agreements of the Optionee.

(a)
The Optionee acknowledges and agrees that the Company’s securities being offered to it under this Agreement are, or will be, “restricted securities” as defined in Rule 144 of the US Securities Act and that the offer of such securities to the Optionee is being made pursuant to an exemption from the registration requirements of the US Securities Act.

(b)
The Optionee acknowledges and agrees that, notwithstanding any other provision of this Agreement, the Options may not be exercised, and the Options and the shares issuable to the Optionee upon the exercise of such Options (the “Option Shares”) may not be reoffered, resold or otherwise transferred, except pursuant to an effective registration statement under the US Securities Act and any applicable state securities laws, or pursuant to an available exemption from such registration requirements.  The Optionee further agrees that the Company will refuse to register any transfer of the Options or the Option Shares not made in accordance with the provisions of Regulation S of the US Securities Act, pursuant to an effective registration under the US Securities Act and any applicable state securities laws, or pursuant to an available exemption from such registration requirements.

(c)
The Optionee acknowledges and agrees that, unless there is a registration statement under US Securities Act regarding the exercise of the Options, and such registration statement is effective at the time the Options are exercised (or any portion thereof), all certificates representing the Option Shares issued as a result of such exercise will be endorsed with a restrictive legend substantially similar to the following:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS, AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.  SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

6. Canadian Securities Agreements of the Optionee.

(a)
The Optionee acknowledges and agrees that the Company is an “OTC reporting issuer” as that term is defined in Canadian Multilateral Instrument 51-105 – Issuers Quoted in the U.S. Over-the-Counter Markets, as amended (“MI 51-105”), and that the Option Shares will be, issued and sold pursuant to exemptions from the prospectus requirements of applicable Canadian securities laws.  The Optionee further acknowledges and agrees that (i) the Options and the Option Shares may not be traded in or from a jurisdiction in Canada unless such trade is made in accordance with the provisions of MI 51-105; (ii) the Optionee will, and will cause its affiliates to, comply with such conditions in making any trade of the Options or Option Shares in or from a jurisdiction in Canada; and (iii) the Company will refuse to register any transfer of the Options or Option Shares made in connection with a trade of such securities in or from a jurisdiction in Canada and not made in accordance with the provisions of MI 51-105.  Notwithstanding the generality of the forgoing, as of the date hereof, MI 51-105 generally provides that securities may not be traded in or from a jurisdiction in Canada unless the following conditions have been met:

(i)	A four month period has passed from the later of (i) the date that the Company distributed the securities, and (ii) the date the securities were distributed by a control person of the Company;

(ii)	If the person trading the securities is a control person of the Company, such person has held the securities for at least 6 months;

(iii)
The number of securities that the person proposes to trade, plus the number of securities of the same class that such person has traded in the preceding 12 months, does not exceed 5% of the Company’s outstanding securities of the same class;

(iv)	The trade is made through an investment dealer registered in a jurisdiction in Canada;

(v)	The investment dealer executes the trade through any of the over-the-counter markets in the United States;

(vi)	There has been no unusual effort made to prepare the market or create a demand for the securities;

(vii)	No extraordinary commission or other consideration is paid to a person for the trade;

(viii)	If the person trading the securities is an insider of the Company, the person reasonably believes that the Company is not in default of securities legislation; and

(ix)	All certificates representing the Offered Securities bear the Canadian restrictive legend set out in Section 13(1) of MI 51-105.

(b)
The Optionee represents and warrants that it is a resident of the jurisdiction specified in the Optionee’s address as set out in the signature page to this Agreement and that he does not presently intend to trade any of the Option Shares in or from a jurisdiction in Canada.  If the Optionee does, in the future, intend to trade the Option Shares in or from a jurisdiction in Canada, it will, in addition to complying with the provisions of Section 6(a), re-submit all certificates representing the Option Shares to the Company for purposes of having the legend set out in Section 13(1) of MI 51-105 endorsed on such certificates.

7. Representations and Warranties of the Optionee.  The Optionee represents, warrants and covenants to and with the Company as follows, and acknowledges that the Company is relying upon such covenants, representations and warranties in connection with the granting of the Options to the Optionee and the offer, sale and issuance of the Option Shares to the Optionee upon exercise of this Option:

(a)
The Optionee is an executive officer of the Company, and as such has access to all information regarding the Company and the Company’s business and financial prospects necessary to make a fully informed decision regarding the exercise of the Options;

(b)
The Optionee acknowledges that an investment in the Company is highly speculative, and involves a high degree of risk as the Company is in the early stages of developing its business, and may require substantial funds in addition to the proceeds of this private placement, and that only persons who can afford the loss of their entire investment should consider investing in the Company.  The Optionee is able to fend for himself/herself/itself, can bear the economic risk of the Optionee's investment, and has such knowledge and experience in financial or business matters such that the Optionee is capable of evaluating the merits and risks of an investment in the Company’s securities as contemplated in this Agreement.

(c)
The Optionee acknowledges that the offering of the Option Shares by the Company has not been reviewed by the SEC or any other securities commission or regulatory body, and that the Options Shares will be issued by the Company pursuant to an exemption from registration under the Securities Act and an exemption from the prospectus requirements under applicable Canadian securities laws.

(d)
The Option Shares will be acquired by the Optionee for investment for the Optionee's own account, as principal, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Optionee has no present intention of selling, granting any participation in, or otherwise distributing the same.  The Optionee does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Option Shares.

8. Capital Adjustments.  The existence of the Options shall not affect in any way the right or power of the Company or its stockholders to: (1) make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure or its business;  (2) enter into any merger or consolidation; (3) issue any bonds, debentures, preferred or prior preference stocks ahead of or affecting the common stock or the rights thereof, (4) issue any securities convertible into any common stock, (5) issue any rights, options, or warrants to purchase any common stock, (6) dissolve or liquidate the Company, (7) sell or transfer all or any part of its assets or business, or (8) take any other corporate act or proceedings, whether of a similar character or otherwise.

9. Adjustments for Reorganizations and Recapitalizations.  If there shall, prior to the exercise of any of the Options, be any stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders (other than a normal cash dividend) or other change in the Company’s corporate or capital structure that results in (a) the Company’s outstanding shares of common stock (or any securities exchanged therefore or received in their place) being exchanged for a different number or kind of securities of the Company or any other corporation, or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of the Company’s common stock, then there shall automatically be an adjustment in either  the number of shares which may be purchased pursuant hereto, the type of shares which may be purchased pursuant hereto or the price at which such shares may be purchased, or any combination thereof, so that the rights evidenced hereby shall thereafter as reasonably as possible be equivalent to those originally granted hereby.  The Company shall have the sole and exclusive power to make such adjustments as it considers necessary and desirable.

10. Transfer of the Options.  During the Optionee's lifetime, the Options shall be exercisable only by the Optionee, and may not be transferred by the Optionee without the express written consent of the Company, to be obtained in each instance. Upon the Optionee’s death, (i) any Options that have vested may be transferred solely in accordance with the laws of descent and distribution, and will continue to be exercisable in accordance with the terms and conditions set forth herein; and (ii) any Options that have not vested may not be transferred and shall expire in accordance with Section 3(a).

11. Rights as Shareholder.  The Optionee will not be deemed to be a holder of any shares pursuant to the exercise of the Options until he or she pays the Exercise Price and a stock certificate is delivered to him or her for those shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date the stock certificate is delivered.

12. Withholding Taxes.  The Optionee authorizes the Company to withhold from any payments due to the Optionee by the Company, whether pursuant to this Agreement or otherwise, any amounts required to be withheld and remitted by the Company on account of any income and employment taxes resulting from this Agreement.

13. Miscellaneous.

(a)
Any notice required or permitted to be given under this Agreement shall be in writing and may be delivered personally or by fax, or by prepaid registered post addressed to the parties at such address of which notice may be given by either of such parties.  Any notice shall be deemed to have been received, if personally delivered or by fax, on the date of delivery, and, if mailed as aforesaid, then on the fifth business day after and excluding the day of mailing.

(b)
This Agreement and the rights and obligations and relations of the parties shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein (but without giving effect to any conflict of laws rules). The parties agree that the courts of the Province of British Columbia shall have jurisdiction to entertain any action or other legal proceedings based on any provisions of this agreement. Each party attorns to the jurisdiction of the courts of the Province of British Columbia.

(c)	Time shall be of the essence of this agreement and of every part of it and no extension or variation of this agreement shall operate as a waiver of this provision.

-- THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK –

(d)	This Agreement may be executed in one or more counterparts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Grant Date set forth above.

CELL MEDX CORP.
by its authorized signatory:

Name

Title

OPTIONEE:

SIGNATURE OF OPTIONEE

John Sanderson, M.D.
NAME OF OPTIONEE

9 islandview, Irvine, CA 92604.USA
ADDRESS

2,400,000
NUMBER OF OPTIONS

SCHEDULE A TO
NON-QUALIFIED OPTION AGREEMENT

NOTICE OF EXERCISE FORM

TO:           CELL MEDX CORP.
  A Nevada corporation (the “Company”)

Dear Sirs:

The undersigned (the “Subscriber”) hereby exercises the right to purchase and hereby subscribes for

_________________________________________
(Insert No. of Shares)

shares (the “Option Shares”) of the common stock, par value $0.001 per share (the “Common Stock”) of the Company referred to in the Non-Qualified Stock Option Agreement between the Company and the Optionee dated the ____ day of _______________, 2014 (the “Option Agreement”), in accordance with the terms and conditions thereof, and herewith makes payment by cheque of the purchase price in full for the Option Shares in accordance with the Option Agreement.

Please issue a certificate for the shares being purchased as follows in the name of the Subscriber:

NAME:
(Please Print)
ADDRESS:

The Subscriber represents and warrants to the Company that:

(a)
The Optionee is an executive officer of the Company, and as such has access to all information regarding the Company and the Company’s business and financial prospects necessary to make a fully informed decision regarding the exercise of the Options;

(b)	The Subscriber has not offered or sold the Option Shares within the meaning of the United States Securities Act of 1933, as amended (the “US Securities Act”);

(c)
The Subscriber is acquiring the Option Shares for its own account for investment purposes, with no present intention of dividing its interest with others or of reselling or otherwise disposing of all or any portion of the same;

(d)
The Subscriber does not intend any sale of the Option Shares either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance;

(e)	The Subscriber has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for or which is likely to compel a disposition of the Option Shares;

(f)	The Subscriber is not aware of any circumstances presently in existence which are likely in the future to prompt a disposition of the Option Shares;

(g)	The Option Shares were offered to the Subscriber in direct communication between the Subscriber and the Corporation and not through any advertisement of any kind;

(h)	The Subscriber has the financial means to bear the economic risk of the investment which it hereby agrees to make;

(i)	This subscription form will also confirm the Subscriber’s agreement as follows:

(i)
Unless there is a registration statement under US Securities Act regarding the exercise of the Options, and such registration statement is effective at the time the Options are exercised (or any portion thereof), the Option Shares may not be resold, transferred or hypothecated except pursuant to an effective registration statement under the US Securities Act and any applicable state securities laws, or an opinion of counsel satisfactory to the Corporation to the effect that such registration is not necessary.  The Company will refuse to register any sale or transfer of the Option Shares not made in compliance with the US Securities Act or any other applicable securities laws.

(ii)
Only the Company can take action to register the Option Shares under the US Securities Act or applicable state securities law or to comply with the requirements for an exemption under the US Securities Act or applicable state securities law.

(iii)
Unless there is a registration statement under US Securities Act regarding the exercise of the Options, and such registration statement is effective at the time the Options are exercised (or any portion thereof), the certificates representing the Option Shares will be endorsed with a legend substantially as follows or such similar or other legends as deemed advisable by the lawyers for the Company to ensure compliance with the US Securities Act and any other applicable laws or regulations:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS, AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.  SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

(j)
The Subscriber acknowledges and agrees that the Company is an “OTC reporting issuer” as that term is defined in Canadian Multilateral Instrument 51-105 – Issuers Quoted in the U.S. Over-the-Counter Markets, as amended (“MI 51-105”), and that the Option Shares will be, issued and sold pursuant to exemptions from the prospectus requirements of applicable Canadian securities laws.  The Subscriber further acknowledges and agrees that (i) the Option Shares may not be traded in or from a jurisdiction in Canada unless such trade is made in accordance with the provisions of MI 51-105; (ii) the Optionee will, and will cause its affiliates to, comply with such conditions in making any trade of the Option Shares in or from a jurisdiction in Canada; and (iii) the Company will refuse to register any transfer of the Option Shares made in connection with a trade of such securities in or from a jurisdiction in Canada and not made in accordance with the provisions of MI 51-105.

(k)
The Subscriber represents and warrants to the Company that it is a resident of the jurisdiction set forth in the address provided below, that it does not presently intend to trade the Warrant Shares in or from a jurisdiction in Canada.  If, after the date hereof, the Subscriber does intend to trade the Warrant Shares in or from a jurisdiction in Canada, it will, prior to any such trade, re-submit all certificates representing the Warrant Shares to the Corporation for purposes of having the legend set out in Section 13(1) of MI 51-105 endorsed on such certificates.

(l)
DATED this             day of           ,           .

Signature of Subscriber:
Name of Subscriber:
Address of Subscriber: